SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Cotelligent, Inc.

(Exact name of registrant as specified in its charter)

August 13, 2003

Date of Report (Date of earliest event reported)

Delaware	0-27412	94-3173918
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Theory, Suite 200 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 823-1600

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

Cotelligent, Inc. (the “Company”) issued a press release on August 13, 2003, attached hereto as Exhibit 99.1, announcing that in order to reduce operating expenses, it had severed three executives of the Company, including Daniel E. Jackson who was the Company’s President and Chief Operating Officer.

The foregoing summary of the press release does not purport to be complete and is qualified in its entirety by reference to the Press Release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.

Exhibit No.	Description

99.1	Press Release by Cotelligent, Inc. on August 13, 2003, announcing the severing of three executives of Cotelligent, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COTELLIGENT, INC.

By:	/s/ Curtis J. Parker
Curtis J. Parker Executive Vice President, Chief Financial Officer, Treasurer & Assistant Secretary

Dated: August 13, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Cotelligent, Inc. on August 13, 2003, announcing the severing of three executives of Cotelligent, Inc.